China Biopharmaceuticals Holdings, Inc

www.cbioinc.com                                                    Press Release
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FOR IMMEDIATE RELEASE:                        CONTACT:
                                              Chris Peng Mao, CEO
                                              86-10-85251616
                                              info@cbioinc.com

                                              Brian Rafferty
                                              212-889-4350
                                              brian.rafferty@taylor-rafferty.com

           China Biopharmaceuticals Applies on American Stock Exchange

BEIJING, China, August 3, 2006 -- China  Biopharmaceuticals  Holdings, Inc. (OTC
BB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, announced today that it has submitted application for listing its common stock on the American Stock Exchange ("AMEX"). The application is pending approval by AMEX.

Chris Peng Mao, CHBP CEO, stated, "Our application to list on the AMEX represents a further step in our journey to build CHBP into one of China's leading pharmaceutical companies. If approved, the move will not only help raise CHBP's visibility in the US market, but will improve the stock liquidity and tradability as we strive to broaden and deepen the market for our shares."

"Thus far, 2006 has proven to be a transformative year for CHBP from both a tactical and strategic standpoint. Through the successful acquisition of complementary operating subsidiaries and our continued focus on innovative drug development, CHBP has made significant advances in its core operating areas including the research, development, manufacturing and marketing of leading drugs and drug raw materials. These recent developments, along with our intended listing on the AMEX, further demonstrate our focus on strategic goals and our commitment to building shareholder value."

About China Biopharmaceuticals Holdings
China Biopharmaceutical Holdings, Inc (CBH) is a research driven pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases.

CBH is a US public company with operating subsidiaries and senior management based in China.

For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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